UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 8, 2011 (September 7, 2011)
Date of Report (Date of earliest event reported)

MEDGENICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-35112	98-0217544
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

555 California Street, Suite 311
San Francisco, California 94104
(Address of principal executive offices, zip code)

(415) 568-2245
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On September 7, 2011, Medgenics, Inc., a Delaware corporation (the “Company”), held its Annual Meeting of Stockholders. At the meeting, all seven directors of the Company were elected to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualified. Tabulated with the name of each of the nominees elected is the number of votes cast for each nominee, the number of votes cast against each nominee and the number of abstentions and broker non-votes with respect to each nominee.

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes

Eugene A. Bauer	3,078,377	2,000	26,467	1,681,750

Andrew L. Pearlman	3,084,377	0	22,467	1,681,750

Joel S. Kanter	3,106,844	0	0	1,681,750

Gary A. Brukardt	3,080,678	3,699	22,467	1,681,750

Stephen D. McMurray	3,074,678	5,699	26,467	1,681,750

Alastair Clemow	3,080,377	4,000	22,467	1,681,750

Isaac Blech	3,084,377	0	22,467	1,681,750

In addition, the appointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 was ratified at the meeting with 4,788,594 votes in favor, no votes against, no abstentions and no broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDGENICS, INC.

By:	/s/ Phyllis K. Bellin
Name: Phyllis K. Bellin
Title: Director of Finance and Administration

Date:   September 8, 2011